Exhibit 3.2

BY-LAWS of

CDI CORP.

(as amended through December 11, 2007)

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ARTICLE X AMENDMENTS OF BY-LAWS

Sec. 10-01 Amendments	24

ARTICLE XI FISCAL ACCOUNTING PERIOD

Sec. 11-01 Fiscal Year	24

ARTICLE XII CERTAIN MATTERS RELATING TO PENNSYLVANIA ACT NO. 36 of 1990	24

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BY-LAWS of

CDI CORP.

(a Pennsylvania corporation)

(as amended through December 11, 2007)

ARTICLE I

OFFICES

Section 1-01. Registered Office. The registered office of the Corporation in Pennsylvania shall be at the place designated in the Articles of Incorporation, subject to transfer upon notice to the Secretary of the Commonwealth of Pennsylvania, as may be permitted by law.

Section 1-02, Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SEAL

Section 2-01. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Pennsylvania”. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE III

SHAREHOLDERS MEETINGS

Section 3-01. Place of Meetings. All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place, within, or without the Commonwealth of Pennsylvania, as the Board of Directors or shareholders may from time to time determine.

Section 3-02. Annual Meetings. An annual meeting of the shareholders shall be held on the last Monday of April in each year, if not a legal holiday, and if a legal holiday, then on the first Monday in May, at 10:00 o’clock A.M., when the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held during the calendar year after the designated time, any shareholder may call such meeting.

Section 3-03. Special Meetings. Special meetings of the shareholders may be called at any time by the President, or a majority of the Board of Directors, or the holder or holders of not less than one-fifth of all the shares of the Corporation issued and outstanding and entitled to vote at the particular meeting. If called by shareholders, such request shall be in writing delivered to the Secretary of the Corporation and shall state the time, place and purpose or purposes of the meeting; and it shall be the duty of the Secretary not more than sixty 60) days after receipt of such request to give due notice of such meeting. If the Secretary shall neglect to give such notice, the person or persons making the request may give notice of such meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice and matters germane thereto.

Section 3-04. Notice of Meetings. Written notice of every meeting of the shareholders shall be given by the Secretary or by or at the direction of the person or persons who called the meeting to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the date named for the meeting, unless a greater period of notice is required by law in a particular case. Notice shall be deemed to have been properly given to a shareholder when delivered to him personally, or when deposited in the United States mail postage prepaid or in a telegraph office charges prepaid directed to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice; and a certificate or affidavit by the Secretary or an Assistant Secretary or a transfer agent shall be prima facie evidence of the giving of any notice required by these By-Laws. Such notice shall specify the place, day and hour of the meeting, and, in the case of a special meeting, shall state the purpose of the meeting and in the case of an annual meeting shall state the nature of the business to be transacted if and to the extent required by law.

Section 3-05. Waiver of Notice. Whenever any written notice is required to be given to a shareholder under the provisions of the Articles of Incorporation, or by statute, or by these By-Laws, a waiver thereof in writing, signed by him either before or after the time stated therein, and whether before or after the meeting, shall be deemed equivalent to the giving of due notice. Except in the case of a special meeting, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting except where such person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 3-06. Quorum. The presence, in person or by proxy, of the holder or holders of a majority of the issued and outstanding shares entitled to vote shall be requisite and shall constitute a quorum at all meetings of the shareholders for the election of directors or for the transaction of other business except as otherwise provided by statute or in these By-Laws. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting to such time and place as they may determine, except that in the case of any meeting called for the election of Directors, such meeting may be adjourned only from day to day and those who attend the second of such adjourned meetings, although less than a quorum as hereinabove defined, shall nevertheless constitute a quorum, for the purpose of electing Directors.

Section 3-07. Shareholders Entitled to Vote. Subject to the provisions of this section and except as may be otherwise provided in the Articles of Incorporation, every shareholder shall have the right at every shareholders’ meeting to one vote for every share having voting power standing in his name on the books of the Corporation, and, if by statute, holders of shares not having the right to vote shall be entitled to vote at a particular meeting by reason of the particular business involved, every such holder of shares without voting power shall be entitled to one vote for every share standing in his name on the books of the Corporation. In the event the Board of Directors shall fix a time, not less than ten (10) or more than seventy (70) days prior to the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting notwithstanding any transfer of shares after such record date. If a record date shall not be fixed by the Board of Directors for a particular shareholders’ meeting, transferees of shares which are transferred on the books of the corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

Section 3-08. Shareholders May Vote in Person Or By Proxy.

(a) Every shareholder entitled to vote may vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

(b) If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provision in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as such proxies. If only one such proxy is present, he may vote all the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more administrators, executors, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

(c) Subject to the provisions of the Articles of Incorporation or any law, statute or regulation to the contrary, in the event of a solicitation of proxies for any annual or special meeting of the shareholders of the Corporation by management or for rival slates of candidates or opposing or proposing action proposed or opposed, as the case may be, by another group of shareholders soliciting proxies, the following presumptions shall be followed in determining the authenticity or validity of proxies filed with the Corporation.

1. Proxies bearing no handwritten or handprinted signature are presumptively invalid, except that bank nominee and brokers’ proxies signed by facsimile signatures may be voted in the absence of evidence of lack of authenticity or authorization.

2. Proxies may be signed in either pencil or ink but, except as indicated in “1” above, typewritten or printed signatures are presumptively invalid.

3. Slight changes or variations in spelling as between the registered name of the shareholder and his written signature will not void the proxy, if the name as signed is phonetically similar to the name as registered.

4. The addition of an address different from that appearing on the stock register books of the Corporation will not void a proxy.

5. Titles such as Mr., Mrs., Miss or Dr. may be added or omitted without affecting the validity of a proxy.

6. Initials may be used for the first and/or middle names and initials may be added or omitted and names may be used for the first and/or middle initial of a name without affecting the validity of a proxy.

7. The addition or omission of Jr. or Sr. or Roman or Arabic numerals after the signature will not render a proxy void. The substitution after the signature of Jr. for Sr. or Roman or Arabic numerals which are different from those appearing on the stock register will void a proxy in the absence of evidence that the person signing is the registered shareholder.

8. Where the shareholder’s name is signed by someone other than the shareholder, whether or not the capacity in which the signer acts is designated, the proxy is presumptively invalid in the absence of evidence on or accompanying the proxy that the signer was authorized to act for the shareholder or that such signer is a spouse, child, or parent of the shareholder.

9. Where the proxy is signed by a trustee, conservator or pledgee, or other fiduciary other than a guardian for an adjudicated incompetent, whose name does not appear on the record date, the proxy will be presumptively void,

10. Shares registered in the name of a guardian or by a person adjudged incompetent may be voted in person or by proxy only by the guardian so named or appointed, and without proof of guardianship or authority to vote if the shares have been registered in the name of such guardian.

11. Shares registered in the name of a minor under the guardianship of a designated person may be voted in person or by proxy by such guardian in the absence of evidence that such shareholder has attained majority, or in the absence of such representation by such guardian, by the minor.

12. Shares registered in the name of an individual as a minor, without the registered designation of a guardian, may be voted by such shareholder.

13. The designation of the guardian’s capacity as part of the signature in a proxy shall not be necessary.

14. Shares registered in the name of a custodian for a minor shall be subject to the foregoing provisions relating to guardians.

15. Where shares are registered in the names of two or more individuals as joint tenants and the proxy is signed by less than all the joint tenants, the proxy may be voted if the signer or signers indicate that he or they are the surviving joint tenant or joint tenants, or if accompanied by a newspaper obituary, death certificate, or other evidence of the death of the non-signer. Where one joint tenant signs as executor or administrator of another, this will be deemed to be the signature of such person as surviving joint tenant. Additional signatures on behalf of the estate of a deceased joint tenant shall be treated as surplusage. If only one joint tenant or co-owner executes such a proxy, such proxy may be voted for all of the shares unless the other or others of such joint tenants or co-owners are present in person or also execute proxies, in which case all of the proxies executed by such joint tenants and co-owners shall be presumptively invalid. The fact that signatures of the joint tenants or co-owners appear in the same handwriting will not invalidate the proxy in the absence of evidence of a lack of authority of one joint tenant or co-owner to sign for the other or others. Where the surnames of two co-owners or joint tenants are identical, such surnames need not be repeated in the signature, e.g. “John and Mary Jones” may be signed notwithstanding registration in the name of “John Jones and Mary Jones”.

16. Where shares are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the vote cast by the person so present or present by his proxy or a majority of them and if, in any case, such persons are equally divided upon the manner of voting the shares held by them, the vote of such shares shall be divided equally among such persons, without prejudice to the rights of such joint owners or the beneficial owners thereof, among themselves, except that, if there shall have been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct of the relevant portions of the agreement under which such shares are held or the instrument by which the trust or estate was created or the decrees of court appointing them, or of a decree of court directing the voting of such shares, the person specified as having such voting power in the latest such document so filed, and only such persons, shall be entitled to vote such shares but only in accordance with said agreement, decree or document.

17. The designation of the capacity of the signer of a proxy as the executor or administrator of a deceased shareholder shall be deemed sufficient evidence of such capacity without requiring submission of proof of death or copies of letters testamentary or of administration.

18. The failure of an executor or administrator to designate his fiduciary capacity will not invalidate a proxy signed in the name of such fiduciary as registered on the books of the Corporation.

19. When shares stand in the names of two or more persons and the proxy is executed by only one or less than all of such persons, the proxy is presumptively valid in the absence of evidence filed with the Secretary of the Corporation of disagreement between or among such co-owners or joint owners or that such proxy has been executed in a manner in conflict with the vote or consent of the majority of the persons in whose name the shares are registered, or unless another such owner executes and files a proxy for such shares or is present in person and purports to represent such shares.

20. A trustee or pledgee may not vote shares unless registered in his name.

21. Shares registered in the name of a pledger may be voted only by the pledger.

22. Where shares are registered in the name of a partnership, proxies signed in the partnership name only or in the partnership name by a general partner or other person purporting to act with authority shall be presumptively valid in the absence of evidence that the signature was made without authority.

23. Proxies representing shares registered in the name of a corporation, association, church, religious, educational, charitable, fraternal or social organization, foundation, society or other governmental unit must be signed by an officer or other persons authorized to do so by the by-laws of such organization or by a resolution of its board of directors or executive committee or similar governing body, or, in the case of a corporation, by a person authorized to do so by proxy or power of attorney duly executed by the president or vice president and the secretary or assistant secretary of such corporation and when so signed shall be presumptively valid in the absence of evidence of lack of authority of such person to act. When such shareholder’s name appears on the face of the proxy, failure to repeat such name as part of the signature will not invalidate the proxy.

24. Any corporation owning shares in a domestic business corporation may vote the same by any of its officers, or by proxy appointed by any such officer, unless some other person, by resolution of its board of directors, or a provision of its articles or by-laws, a copy of which resolution or provision certified to be correct by one of its officers shall have been filed with the secretary of the business corporation, shall be appointed its general or special proxy, in which case such person shall be entitled to vote the shares. Treasury shares of this Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

25. Successive proxies received from stockbrokers, each of which specify a designated number of shares, will be counted, regardless of date, provided (i) the total number of shares, represented by all such proxies do not exceed the total number of shares registered in the name of such broker, and (ii) no proxy or proxies revoke any prior proxy or proxies by specific language in addition to that appearing on the proxy forms.

26. Brokers’ proxies may be signed in the name of the broker, as registered without requiring the signature of an individual as a partner or as an officer of such firm.

27. Where a proxy bears a legible date, the postmark date on the proxy or the letter enclosing it will have no effect, but where the proxy is undated or if the date is illegible, the postmark date and time of the envelope or wrapper within which the proxy was enclosed will be deemed the date and time of execution of the proxy.

28. The validity and effect of proxies filed with the Corporation shall be governed by the laws of the Commonwealth of Pennsylvania.

Section 3-09. Election of Directors; Non-Cumulative Voting. Election for Directors need not be by ballot except by written demand by shareholders at the election and before the voting begins. In all elections for Directors, each shareholder entitled to vote shall have the right by person or by proxy to one vote for each share standing in his name on the record date.

Section 3-10. Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to inspection of any shareholder during the whole time of the meeting.

Section 3-11. Judges of Election.

(a) In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of Judges shall be one or three. If appointed at the meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote, shall determine by a vote whether one or three Judges are to be appointed. No person who is a candidate for office shall act as a Judge. The Judges of Election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders and shall, if requested by the Chairman of the meeting or any shareholder or his proxy, make a written report of any matter determined by them and execute a certificate of any fact found by them. If there be three Judges of Election the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(b) In case any person appointed as Judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as Chairman.

(c) The Judges of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there be three Judges of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

Section 3-12. Adjournments. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which Directors are to be elected may be adjourned only from day to day until such Directors have been elected. Upon such adjournment, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

Section 3-13. Informal Action by Shareholders. Except as may be otherwise provided by statute, notwithstanding anything to the contrary contained in these By-Laws, any action of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

ARTICLE IV

DIRECTORS

Section 4-01. Number and Term of Office. The business and affairs of the Corporation shall be managed by a Board of not less than three (3) Directors, the exact number to be fixed by resolution of the shareholders or of the Board of Directors. Directors need not be residents of Pennsylvania, and need not own any shares of the Common Stock or Class B Common Stock of the Corporation. At each annual meeting the Directors shall be elected by the shareholders to serve for the term of one (1) year and until their respective successors shall be elected and shall qualify.

Section 4-02. Vacancies. Vacancies in the Board of Directors, whether or not caused by an increase in the number of Directors, may be filled by a majority of the incumbent members of the Board, though less than a quorum, and each person so elected shall be a Director until his successor is elected by the shareholders who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

Section 4-03. Place of Meetings. The meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of the Board may from time to time by resolution appoint, or as may be designated in the notice or waiver of notice of a particular meeting; otherwise such meetings shall be held at the registered office of the Corporation.

Section 4-04. First Meeting. The first meeting of each newly elected Board of Directors shall be held without notice immediately after the annual meeting of the shareholders at the place where the shareholders’ meeting was held, and shall be for the purpose of organization, the election of officers and the transaction of other business; or such meeting may convene at such other time and place as may be fixed by resolution of the shareholders adopted at the meeting at which the Directors were elected, or by the consent in writing of all the Directors.

Section 4-05. Regular Meetings. Regular meetings of the Board shall be held at such times as the Board may, by resolution, determine.

Section 4-06. Special Meetings. Special Meetings of the Board may be called at any time by the Chairman of the Board or the President, and may be called upon the written request of any two or more Directors, delivered to the Secretary.

Section 4-07. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice, unless any such meetings are held at other than the usual time or place, in which event, written notice shall be given to each Director at least five (5) days prior to the day fixed for the meeting. Notice of a special meeting shall be given to each Director by telephone or in writing in a manner reasonably calculated to be received by him or at his business or residence address at least twenty-four (24) hours before the meeting. Telephone notice must be given to the Director himself. Written notice may be given to a Director either personally, or by sending a copy thereof through the mail, or by telegram or facsimile transmission, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. Such notice shall specify the place, day and hour of the meeting, and, in the case of a special meeting, shall also state the general nature of the business to be transacted at the meeting.

Section 4-08. Waiver of Notice. Whenever any written notice is required by law or these By-Laws to be given to a Director, a waiver thereof in writing, signed by him either before or after the time stated therein, and whether before or after the meeting, shall be deemed equivalent to the giving of due notice. Except in the case of a special meeting, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such-meeting. Attendance of any Director at any meeting shall constitute a waiver of notice of such meeting except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 4-09. Quorum. At all meetings of the Board or any of its committees a majority of the Directors on the Board or on the committee shall be necessary to constitute a quorum for the transaction of business. In the case of a Board meeting, the acts of a majority of the Directors present at the meeting at which a quorum is present shall be the acts of the Board of Directors. In the case of a committee meeting at which all members of the committee are present, the acts of a majority of the Directors present shall be the acts of the committee. In the case of a committee meeting at which a quorum, but not all of the committee members, is present, unanimous action of those members present shall be required to constitute action by the committee. The foregoing is subject to any exceptions specifically provided by statute, or by the Articles of Incorporation or by these By-Laws.

Section 4-10. Adjournment. Adjournment or adjournments of any regular or special meeting may be taken, and it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting originally called.

Section 4-11. Informal Action. Notwithstanding anything to the contrary contained in these By-Laws, if all the Directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors, except as otherwise provided by 1aw.

Section 4-12. General Powers. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, or by the Articles of Incorporation or by these By-Laws, directed or required to be exercised and done by the shareholders. Without limiting the generality of the foregoing, the powers of the Board shall include power to authorize increases in the Corporation’s indebtedness and to mortgage and pledge its assets.

Section 4-13. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate two or more of its number to constitute an executive committee, which, to the extent provided in such resolution, shall have and exercise the authority of the Board. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board. The executive committee shall keep regular minutes of its proceedings and report the same to the Board at each regular meeting of the Board.

Section 4-14. Compensation of Directors. Directors may receive such reasonable compensation for their services as shall be provided by a resolution adopted by a majority of the whole Board.

Section 4-15. Removal of Directors.

(a) The Board of Directors may declare vacant the office of a Director if he be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if, within sixty (60) days after notice of his election, he does not accept such office either in writing or by attending a meeting of the Board.

(b) The entire Board of Directors or any individual Director may be removed from office, without assigning any cause, by a majority vote of the holders of the outstanding shares entitled to vote at an election of Directors. In case the Board or any one or more Directors be so removed, new Directors may be elected at the same meeting. Unless the entire Board be removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal, which if cumulatively voted at an election of the full Board would be sufficient to elect one or more Directors.

Section 4-16. Limitation on Liability. A Director shall not be personally liable as such for monetary damages for any action taken, or any failure to take any action, on or after January 27, 1987, unless (i) the Director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors’ Liability Act (relating to standard of care and justifiable reliance) and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 4-16 shall not apply to (i) the responsibility or liability of a Director pursuant to any criminal statute or (ii) the liability of a Director for the payment of taxes pursuant to local, state or federal law. Any repeal or modification of this Section 4-16 shall be prospective only, and shall not affect, to the detriment of any Director, any limitation on the personal liability of a Director existing at the time of such repeal or modification.

Section 4-17. Participation by Telephone. One or more directors may participate (and, in the case of Special Meetings of the Board or committee meetings called upon 24 hours notice, shall have the right to participate) in a meeting of the Board or a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE V

OFFICERS, AGENTS AND EMPLOYEES

Section 5-01. Executive Officers. The executive officers of the Corporation shall be elected annually by the Board of Directors and shall be a President, a Secretary and a Treasurer. A Chairman of the Board, one or more Vice-Presidents, and such other officers and assistant officers also may be elected or appointed as the Board of Directors may authorize from time to time. Any two offices, except those of President and Vice-President or President and Secretary, may be filled by the same person. In addition to the powers and duties prescribed by these By-Laws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. The officers and assistant officers of the Corporation shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided by these By-Laws. The Board of Directors may add to the title of any officer or assistant officer a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 5-02. Agents or Employees. The Board of Directors may, by resolution, designate the officer or officers who shall have authority to appoint such agents or employees as the needs of the Corporation may require. In the absence of such designation this function may be performed by the President and may be delegated by him to others in whole or in part.

Section 5-03. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. The Board also may fix the salaries or other compensation of assistant officers, agents and employees of the Corporation but in the absence of such action, this function shall be performed by the President or by others under his supervision.

Section 5-04. Removal of Officers, Agents or Employees. Any officer, assistant officer, agent or employee of the Corporation may be removed by resolution of the Board of Directors whenever in its judgment the best Interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent or employee of the Corporation likewise may be removed by the President, or subject to his supervision, by the person having authority with respect to the appointment of such agent or employee.

Section 5-05. Chairman of the Board and President; Powers and Duties.

(a) In the event a Chairman of the Board is appointed, then in that event, the Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the senior officer of the Corporation and shall have such powers and duties as the Board may prescribe.

(b) The President shall be the chief executive officer of the Corporation. He shall have general charge and supervision of the business of the Corporation and shall exercise or perform all the powers and duties usually incident to the office of President. In the absence of the Chairman of the Board, the President shall preside at all-meetings of the shareholders and of the Board of Directors. He shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall annually present to the annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year.

(c) In the event a Chairman of the Board is appointed, then in that event, the Chairman of the Board and President shall be ex-officio members of the executive committee (if any) and of every other committee appointed by the Board.

Section 5-06. Vice President: Powers and Duties. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Board of Directors or, in default of such determination, by the order in which they were first elected. Each Vice President also shall have such powers and perform such duties as may be assigned to him by the Board.

Section 5-07. Secretary: Powers and Duties. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose; and shall perform like duties for the executive committee of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board or by the President. He shall keep in safe custody the corporate seal of the Corporation, and may affix the same to any instrument requiring it and attest the same.

Section 5-08. Treasurer: Powers and Duties. The Treasurer shall be the chief financial and accounting officer and shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the Corporation. He shall see to the deposit of all moneys and other valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, subject to disbursement or disposition upon orders signed in such manner as the Board of Directors shall prescribe. He shall render to the President and to the Directors, at the regular meetings of the Board or whenever the President or the Board may require it, an account of all his transactions as Treasurer and of the results of operations and financial condition of the Corporation, If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as may be satisfactory to the Board for the faithful discharge of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, records, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5-09. Delegation of Officers’ Duties. Any officer may delegate duties to his assistant (if any) appointed by the Board; and in case of the absence of any officer or assistant officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

Section 5-10. Officers of Divisions. The President and/or the Executive Vice President of the Corporation shall have the authority to appoint officers of any division of the Corporation.

ARTICLE VI

SHARES OF CAPITAL STOCK

Section 6-01. Certificate of Shares. Except as otherwise provided in Section 6-06, the shares of the Corporation shall be represented by certificates. Subject to requirements prescribed by law, the share certificates of the Corporation shall be in such form as shall be approved by the Board of Directors. All certificates representing shares shall be registered in the share register as they are issued, and those of the same class or series shall be consecutively numbered. Every share certificate shall bear the signatures of the President or a Vice-President and of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal. Whenever a certificate is countersigned by a transfer agent, one or both of the officers’ or assistant officers’ signatures and the seal may be in facsimile, engraved or printed. In case any officer or assistant officer whose signature appears on any share certificate shall have ceased to be such because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if he had not ceased to be such at the date of its issue.

Section 6-02. Registered Shareholders. The Corporation shall be entitled to treat the registered holder of any share or shares as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

Section 6-03. Transfers of Shares. Shares of the Corporation shall be transferred only on its books upon the surrender to the Corporation or its transfer agent of the share certificate or certificates therefor duly endorsed by the person named therein, or accompanied by proper evidence of succession, assignment or authority to transfer such shares. Subject to Section 6-04, upon transfer, the surrendered certificate or certificates shall be cancelled, a new certificate or certificates shall be issued to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

Section 6-04. Restrictions on Transfer. Transfers of shares may be restricted in any lawful manner by contract if a copy of the contract is filed with the Corporation and if notice of the restrictions is typed or printed conspicuously on the share certificate.

Section 6-05. Replacement of Certificates. The Board of Directors may direct a new share certificate to be issued in place of any share certificate theretofore issued by the Corporation claimed to have been lost, destroyed or mutilated, upon the claimant’s furnishing an affidavit of the facts and, if required by the Board of Directors, a bond of indemnity in open penalty and in such form, with such surety thereon, as the Board may approve for the protection of the Corporation and its officers and agents.

Section 6-06. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 6-03 shall be inapplicable to uncertificated shares and in lieu thereof the Corporation shall adopt alternative procedures for registration of transfers.

ARTICLE VII

RECORD DATE

Section 7-01. Directors May Fix Record Date. The Board of Directors may fix a time not less than ten (10) nor more than seventy (70) days prior to (a) the date of any meeting of the shareholders, or (b) the date fixed for the payment of any dividend or distribution or for the allotment of rights, or (c) the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting, or entitled to receive any such dividend, distribution or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In any such case, only the shareholders who are shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date so fixed.

ARTICLE VIII

DIVIDENDS AND WORKING CAPITAL

Section 8-01. Dividends. Subject to the limitation prescribed by law and the provisions of Articles of Incorporation relating thereto, if any, the Board of Directors, at any regular or special meeting, may declare dividends upon the outstanding shares of the Corporation out of assets legally available for such dividends to such extent as the Board may deem advisable. Dividends may be paid in cash, in property, or in shares of the Corporation.

Section 8-02. Reserve Fund. Before payment of any dividend there may be set aside out of surplus or out of the net profits of the Corporation such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may vary or abolish any such reserve fund in its absolute discretion.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9-01. Corporate Records. The Corporation shall keep at its registered office an original or duplicate record of the proceedings of the shareholders and of the Directors and the original or a copy of its By-Laws, including all amendments and alterations thereto to date, and shall keep at its registered office or at the office of a transfer agent within Pennsylvania, an original or a duplicate share register giving the names of the shareholders and showing their respective addresses, the number and classes of shares held by each, the numbers and dates of the certificates issued therefor, and data identifying all certificates surrendered for cancellation. The Corporation shall keep at its registered office or at its principal place of business complete and accurate books or records of account.

Section 9-02. Execution of Written Instruments. All contracts, deeds, mortgages, obligations, documents and instruments, whether or not requiring a seal, may be executed by the President or a Vice-president and attested by the Secretary or an Assistant Secretary, or may be executed and attested, or both, by such other person or persons as may be specifically designated by resolution of the Board of Directors. All checks, notes, drafts and orders for payment of money shall be signed by such one or more officers or agents as the Board of Directors may from time to time designate.

Section 9-03. Organization. At every meeting of the shareholders, the Chairman of the Board, if such office has been filled by the Board of Directors, and if vacant, the President, or in his absence, the Vice-President designated by the President, or in the absence of such designation as chairman (who shall be one of the vice-presidents, if any is present) chosen by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as Chairman. The Secretary of the Corporation, or in his absence, an assistant secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meetings of the Secretary or Assistant Secretary, the Chairman may appoint another person to act as Secretary of the meeting.

Section 9-04. Right to Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director, officer or employee of the Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Corporation or another enterprise against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation, to the extent that such person is not insured or otherwise indemnified and to the extent that such indemnification is not prohibited by applicable law.

(b) Expenses Incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

(c) To determine whether any indemnification or advance of expenses under this Section 9-04 is permissible, the Board of Directors by a majority vote of a quorum consisting of Directors not parties to such action, suit or proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Directors so directs, provided that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any Director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation.

(d) The obligations of the Corporation to indemnify a Director or officer under this Section 9-04, including the duty to advance expenses, shall be considered a contract between the Corporation and such Director or officer, and no modification or repeal of any provision of this Section 9-04 shall affect, to the detriment of the Director or officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(e) The foregoing indemnification and advancement of expenses provided by this Section 9-04 shall not be deemed exclusive of any other right to which one indemnified may be entitled under any agreement, vote of shareholders or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

(f) The Board of Directors shall have the power to (i) authorize the Corporation to purchase and maintain, at the Corporation’s expense, insurance on behalf of the Corporation and others to the extent that power to do so has not been prohibited by applicable law, (ii) create any fund of any nature, whether or not under the control of a trustee, to secure the indemnification obligations of the Corporation, or otherwise to secure or insure in any manner any of its indemnification obligations, and (iii) give other indemnification to the extent not prohibited by law.

(g) The indemnification provisions of this Section 9-04 shall apply to any actual or alleged breach of performance of duty, failure of performance of duty, action, or inaction of any person indemnified hereunder occurring on or after January 27, 1987.

ARTICLE X

AMENDMENTS OF BY-LAWS

Section 10-01. Amendments. These By-Laws may be altered, amended, supplemented or repealed by vote of a majority of the whole Board of Directors at any regular or special meeting convened after notice of the purpose to all the members of the Board. In the event the shareholders desire to alter, amend, supplement or repeal any of the By-Laws, including without limitation the right to alter, amend, supplement or repeal the provisions of this Article X, such action shall require the affirmative vote of a majority of the shares issued and outstanding and having voting power, represented at any regular or special meeting of the shareholders convened after notice of that purpose to all shareholders entitled to vote thereon.

ARTICLE XI

FISCAL ACCOUNTING PERIOD

Section 11-01. Fiscal Year. The fiscal year of the Corporation shall begin the first day of January and shall end on the 31st day of December.

ARTICLE XII

CERTAIN MATTERS RELATING TO

PENNSYLVANIA ACT NO. 36 OF 1990

Section 12-01. Subsections (d) through (f) of Section 511, Standard of Care and Justifiable Reliance, of the Pennsylvania Associations Code, as amended, shall not be applicable to the Company.

Section 12-02. Subsections (e) through (g) of Section 1721, Board of Directors, of the Pennsylvania Associations Code, as amended, shall not be applicable to the Company.

Section 12-03. Subchapter G, Control-Share Acquisitions, of Chapter 25 of the Pennsylvania Associations Code, as amended, shall not be applicable to the Company.

Section 12-04. Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Pennsylvania Associations Code, as amended, shall not be applicable to the Company.